Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders of

pdvWireless, Inc.

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated June 13, 2016, with respect to the consolidated financial statements of pdvWireless, Inc., included in the pdvWireless, Inc. Annual Report on Form 10-K for the year ended March 31, 2016. We also consent to the reference to us under the caption “Experts” in such Registration Statement.

/s/PKF O’Connor Davies, LLP

New York, New York

November 2,  2016